Registration Statement No. 333 -
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM F-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                TOP TANKERS INC.
             (Exact name of registrant as specified in its charter)

             Republic of
        the Marshall Islands              4412                    N/A
           (State or other          (Primary Standard        (I.R.S. Employer
            jurisdiction of             Industrial          Identification No.)
            incorporation or         Classification
            organization)            Code Number)


            TOP Tankers Inc.                         Seward & Kissel LLP
        109-111 Messogion Avenue                 Attention: Gary J. Wolfe, Esq.
             Politia Centre                        One Battery Park Plaza
            Athens 115 26 GR                      New York, New York 10004
        (011) (30) 210 69 78 000                       (212) 574-1200
 (Name, address and telephone number of         (Name, address and telephone
Registrant's principal executive office)        number of agent for service)


                           ---------------------------

                                   Copies to:

                               Gary J. Wolfe, Esq.
                               Seward & Kissel LLP
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 574-1200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                              CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
 Title of Each
    Class of                            Proposed Maximum    Proposed Maximum
 Securities to         Amount to be     Offering Price       Aggregate Offering       Amount of
 be Registered         Registered(1)    Per Security(2)        Price(1)             Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock(3)

Preferred Shares(3)

Debt Securities(3)

 Warrants(4)

Purchase Contracts(5)

Units(6)

Guarantees(7)

    Subtotal           $250,000,000         100%             $250,000,000          $29,425.00
-----------------------------------------------------------------------------------------------------
 Common Stock,
par value $0.01
  per share(8)          $72,667,051      $15.23               $72,667,051          $8,5532.91
-----------------------------------------------------------------------------------------------------

     Total             $322,667,051         100%             $322,667,051          $37,977.91

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities offered by the Registrant of $ and, if any debt securities are issued at original issue discount, such greater amount as shall result in net proceeds of $ to the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Also includes such indeterminate amount of debt securities and number of preferred shares and shares of common stock as may be issued upon conversion of or in exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(4) There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices representing rights to purchase certain of the common stock, preferred shares and debt securities registered hereunder.

(5) There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices.

(6) There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices. Units may consist of any combination of the securities being registered hereunder.

(7) The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of TOP Tankers Inc. No separate compensation will be received for the guarantees. Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(8) Comprises 4,771,310 shares of the Common Stock held by selling shareholders.

--------------------------------------------------------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

                                      TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Registrant              Country of         I.R.S. Employee      Primary Standard Industrial
as Specified in its Charter           Incorporation      Identification No.   Classification Code No.
----------------------------------------------------------------------------------------------------------
TOP Tanker Management Inc.            Marshall Islands        N/A             4412
TOP Tankers (UK) Limited              Marshall Islands        N/A             4412
Vermio Shipping Company Limited       Marshall Islands        N/A             4412
Rupel Shipping Company Inc.           Marshall Islands        N/A             4412
Gramos Shipping Company Inc.          Marshall Islands        N/A             4412
Olympos Shipping Company Limited      Marshall Islands        N/A             4412
Helidona Shipping Company Limited     Marshall Islands        N/A             4412
Kalidromo Shipping Company Limited    Marshall Islands        N/A             4412
Mytikas Shipping Company Limited      Marshall Islands        N/A             4412
Litochoro Shipping Company Limited    Marshall Islands        N/A             4412
Kisavos Shipping Company Limited      Marshall Islands        N/A             4412
Parnis Shipping Company Limited       Marshall Islands        N/A             4412
Imitos Shipping Company Limited       Marshall Islands        N/A             4412
Giona Shipping Company Limited        Marshall Islands        N/A             4412
Agrafa Shipping Company Limited       Marshall Islands        N/A             4412
Agion Oros Shipping Company Limited   Marshall Islands        N/A             4412
Lefka Shipping Company Limited        Marshall Islands        N/A             4412
Falakro Shipping Company Limited      Liberia                 N/A             4412
Psiloritis Shipping Company Limited   Liberia                 N/A             4412
Pylio Shipping Company Limited        Liberia                 N/A             4412
Idi Shipping Company Limited          Liberia                 N/A             4412
Taygetus Shipping Company Limited     Liberia                 N/A             4412
Vitsi Shipping Company Limited        Liberia                 N/A             4412
Parnasos Shipping Company Limited     Liberia                 N/A             4412
Pageon Shipping Company Limited       Cyprus                  N/A             4412
Vardousia Shipping Company Limited    Cyprus                  N/A             4412
Parnon Shipping Company Limited       Cyprus                  N/A             4412
Menalo Shipping Company Limited       Cyprus                  N/A             4412
Pintos Shipping Company Limited       Cyprus                  N/A             4412

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS PERMITTED.

                 Subject to completion - - dated August 1, 2005

                                   [TOPT Logo]

                                  $250,000,000
                                       and
                        4,771,310 Shares of Common Stock

                                TOP Tankers Inc.

     Through this prospectus, we may periodically offer:

                         (1) our common stock,

                         (2) our preferred shares,

                         (3) our debt securities,

                         (4) our warrants,

                         (5) our purchase contracts, and

                         (6) our units

up to a total dollar amount of $250,000,000. Our debt securities may be guaranteed pursuant to guarantees by our subsidiaries. In addition, one or more of our shareholders may periodically offer up to 4,771,310 shares of our common stock.

     The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

     We will not receive any of the proceeds from the sale of any of our common stock offered by the selling shareholders. We will bear approximately $746,925 and the selling shareholders will bear approximately $8,553 of the costs relating to the registration of all of the securities registered under this prospectus, which we estimate to be approximately $755,478.

     Our common stock is currently listed on the Nasdaq National Market under the symbol "TOPT."

     The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2005

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................3
RISK FACTORS...................................................................4
USE OF PROCEEDS................................................................4
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS......................4
RATIO OF EARNINGS TO FIXED CHARGES.............................................5
CAPITALIZATION.................................................................6
PLAN OF DISTRIBUTION...........................................................6
ENFORCEMENT OF CIVIL LIABILITIES...............................................8
DESCRIPTION OF CAPITAL STOCK...................................................8
DESCRIPTION OF PREFERRED SHARES...............................................11
DESCRIPTION OF WARRANTS.......................................................11
DESCRIPTION OF DEBT SECURITIES................................................12
DESCRIPTION OF PURCHASE CONTRACTS.............................................24
DESCRIPTION OF UNITS..........................................................25
EXPENSES......................................................................25
LEGAL MATTERS.................................................................26
EXPERTS.......................................................................26
WHERE YOU CAN FIND ADDITIONAL INFORMATION.....................................26

                               PROSPECTUS SUMMARY

     This section summarizes some of the information that is contained in other documents incorporated by reference in this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information contained in such other documents.

     Unless the context otherwise requires, as used in this prospectus, the terms "Company," "we," "us," and "our" refer to TOP Tankers Inc. and all of its subsidiaries, and "TOP Tankers Inc." refers only to TOP Tankers Inc. and not to its subsidiaries.

     We use the term deadweight, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

                                   Our Company

     As of July 15, 2005, we owned and operated a fleet of 22 vessels, consisting of 13 double-hull Handymax tankers and 9 double-hull Suezmax tankers, with a total cargo carrying capacity of approximately 2.0 million dwt. We refer to these 22 tankers as our current fleet. Our Handymax tankers carry refined petroleum products, such as gasoline, jet fuel, kerosene, naphtha and heating oil, and our Suezmax tankers carry crude oil. 100% of our current fleet is double-hull. In addition to these 22 vessels, we operate the M/T Yapi, a Handysize tanker that we agreed to sell to a third party in March 2005 and will be delivered to the purchaser in the fourth quarter of 2005.

     Our financial strategy is focused on maintaining a targeted level of leverage and distributing a portion of our annual net income as dividends to our shareholders. As of March 31, 2005, we had a ratio of debt to total capital of approximately 58.1% as adjusted for the debt incurred in connection with the acquisition of the M/T Faultless, the M/T Soundless, the M/T Noiseless, and the M/T Topless. Our business strategy is focused on building and maintaining enduring relationships with participants in the international shipping industry, including leading charterers, oil companies, oil traders, brokers, suppliers, classification societies, insurers and others. We seek to continue to create long-term value principally by acquiring and operating high quality double-hull, refined petroleum products and crude oil tankers. Consistent with this strategy, our tankers enable us to serve customers in the crude oil and refined petroleum products sectors of the tanker industry. Depending on market opportunities, we may also seek to expand into other sectors of the shipping industry.

     We believe we have established a reputation in the international ocean transport industry for operating and maintaining our fleet with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets and who have strong ties to a number of national, regional and international oil companies, charterers and traders.

     TOP Tanker Management, Inc., or TOP Tanker Management, our wholly-owned subsidiary, is responsible for the chartering, operational and technical management of our current fleet. TOP Tanker Management subcontracts the technical management of our fleet to other reputable independent third party technical management companies.

                               Corporate Structure

     We own our vessels through separate wholly-owned subsidiaries incorporated in various jurisdictions. Our wholly-owned subsidiary, TOP Tanker Management, acts as a manager for our current fleet, providing services such as managing day-to-day vessel operations including supervising the crewing, supplying, maintaining, and drydocking of vessels, as well as providing commercial management services regarding identifying suitable vessel charter opportunities and monitoring the performance of our third-party technical management subcontractors.

     We are incorporated under the laws of the Marshall Islands. We maintain our principal executive offices at 109-111 Messogion Avenue, Politia Centre, Athens 115 26 Greece. Our telephone number at that address is (011) (30) (210) 69 78 000.

                           The Securities We May Offer

     We may use this prospectus to offer up to $250,000,000 of our:

     o    common stock,

     o    preferred shares,

     o    debt securities,

     o    warrants,

     o    purchase contracts, and

     o    units.

     Our debt securities may be guaranteed pursuant to guarantees by our subsidiaries. In addition, the selling shareholders may offer up to 4,771,310 shares of our common stock.

     A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

                                  RISK FACTORS

     A prospectus supplement will describe the risks that relate to the industry in which we operate and our business in general and certain risks associated with an investment in the securities offered.

                                 USE OF PROCEEDS

     Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, to make vessel acquisitions and for general corporate purposes.

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

     This document includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as "forward-looking statements." We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.

     All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:

     o    future operating or financial results;

     o statements about planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking and insurance costs;

     o statements about crude oil and refined petroleum products tanker shipping market trends, including charter rates and factors affecting supply and demand;

     o    our ability to obtain additional financing;

     o    expectations regarding the availability of vessel acquisitions; and

     o    anticipated developments with respect to pending litigation.

     The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although TOP Tankers Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, TOP Tankers Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections described in the forward looking statements contained in this report.

     Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter rates and vessel values, failure of a seller to deliver one or more vessels, failure of a buyer to accept delivery of a vessel, inability to procure acquisition financing, default by one or more charterers of our ships, changes in demand for crude oil, refined petroleum products, the effect of changes in OPEC's petroleum production levels, worldwide crude oil consumption and storage, changes in demand that may affect attitudes of time charterers, scheduled and unscheduled drydocking, changes in TOP Tankers Inc.'s voyage and operating expenses, including bunker prices, dry-docking and insurance costs, changes in governmental rules and regulations including requirements for double-hull tankers or actions taken by regulatory authorities, potential liability from pending or future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents, international hostilities and political events or acts by terrorists.

     When used in this document, the words "anticipate," "estimate," "project," "forecast," "plan," "potential," "will," "may," "should," and "expect" reflect forward-looking statements.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our unaudited ratio of earnings to fixed charges for each of the preceding four fiscal years and the three months ending March 31, 2005.(1)

                                                                          Three
                                      Year Ended December 31,             Months
                              ---------------------------------------     Ended
                                                                          March
                                                                            31,
                               2001       2002       2003       2004       2005
                              ------     ------     ------     ------     ------
                                        (in thousands of U.S. Dollars)

EARNINGS:
   Net income                  1,777        201      1,634     32,794     19,121
   Add: Fixed charges            740        822      1,165      4,486      2,388

                              ------     ------     ------     ------     ------

   Total Earnings              2,517      1,023      2,799     37,280     21,509

                              ======     ======     ======     ======     ======
FIXED CHARGES:
   Interest expense              709        797      1,128      4,161      2,207
   Amortization of
   capitalized expenses
   relating to indebteness        31         25         37        325        181

                              ------     ------     ------     ------     ------
   Total Fixed Charges           740        822      1,165      4,486      2,388

                              ======     ======     ======     ======     ======

RATIO OF EARNINGS TO FIXED
CHARGES                         3.4x       1.2x       2.4x       8.3x       9.0x

----------
(1) We have not included our ratio of earnings to fixed charges for the fiscal year ended December 31, 2000, due to the unreasonable effort and expense of preparing such information.

     For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income plus interest expense and amortization of capitalized expenses relating to indebtedness. Fixed charges consist of interest expense and amortization of capitalized expenses relating to indebtedness.

                                 CAPITALIZATION

     A prospectus supplement will include information on the Company's consolidated capitalization.

                              PLAN OF DISTRIBUTION

     We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

     In addition, we may sell some or all of the securities included in this prospectus through:

     o a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

     o purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

     o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     In addition, we may enter into option or other types of transactions that require us to deliver common stock to a broker-dealer, who will then resell or transfer the common stock under this prospectus.

     We may enter into hedging transactions with respect to our securities. For example, we may:

     o enter into transactions involving short sales of our common stock by broker-dealers;

     o sell shares of common stock short themselves and deliver the shares to close out short positions;

     o enter into option or other types of transactions that require us to deliver shares of common stock to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

     o loan or pledge shares of common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or borrowed from the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

     Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

     At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     Underwriters and agents in any distribution contemplated hereby, including but not limited to at-the-market equity offerings, may from time to time include Cantor Fitzgerald & Co. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through Nasdaq, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. At-the-market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part.

     The selling shareholders may enter into hedging transactions with respect to our common stock. For example, the selling shareholders may:

     o enter into transactions involving short sales of the common stock by broker-dealers;

     o sell common stock short themselves and deliver the shares to close out short positions;

     o enter into option or other types of transactions that require the selling shareholders to deliver common stock to a broker-dealer, who will then resell or transfer the common stock under this prospectus; or

     o loan or pledge the ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     The selling shareholders and any broker-dealers or other persons acting on the behalf of parties that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party, nor are we aware that the selling shareholders are a party to any agreement, arrangement or understanding between any broker or dealer and the selling shareholders or us with respect to the offer or sale of the shares pursuant to this prospectus.

     We will bear costs relating to all of the securities being registered under this prospectus, other than underwriters' discounts, commissions and transfer taxes accrued for the common stock sold for the account of the selling shareholders.

     The selling shareholders may also sell our common stock pursuant to Rule 144 promulgated under the Securities Act or in other transactions that are exempt from registration under the Securities Act.

     Pursuant to a requirement by the National Association of Securities Dealers, Inc., or NASD, the maximum commission or discount to be received by any NASD member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415.

                        ENFORCEMENT OF CIVIL LIABILITIES

     TOP Tankers Inc. is a Marshall Islands company and our executive offices are located outside of the U.S. in Athens, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the U.S. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the U.S. As a result, you may have difficulty serving legal process within the U.S. upon us or any of these persons. You may also have difficulty enforcing, both in and outside the U.S., judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

     Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

                          DESCRIPTION OF CAPITAL STOCK

     Under our articles of incorporation, our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, of which 28,080,840 shares are issued and outstanding as of July 15, 2005, and 20,000,000 shares of preferred stock, none of which were issued as of July 15, 2005.

Common Stock

     Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are, and the shares to be sold in this offering when issued and paid for will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future.

Other Matters

     Our Articles of Incorporation and Bylaws. Our purpose, as stated in Section B of our Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act. Our articles of incorporation and bylaws do not impose any limitations on the ownership rights of our shareholders.

     Under our bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by shareholders holding not less than one-tenth of all the outstanding shares entitled to vote at such meeting. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.

     Directors. Our directors are elected by a majority of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting.

     The board of directors must consist of at least one member. Shareholders may change the number of directors only by the affirmative vote of holders of a majority of the outstanding common stock. The board of directors may change the number of directors only by a majority vote of the entire board. Each director shall be elected to serve until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. The board of directors has the authority to fix the amounts which shall be payable to the members of our board of directors for attendance at any meeting or for services rendered to us.

     Dividends. While we cannot assure you that we will continue to do so, and subject to the limitations discussed below, we currently intend to pay regular cash dividends on our common stock on a quarterly basis. We paid a quarterly dividend of $0.21 per share to holders of our common stock in January, April and July 2005 and a special dividend of $0.25 per share to holders of our common stock in July 2005.

     Declaration and payment of any dividend is subject to the discretion of our board of directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, restrictions in our loan agreements, the terms of the debt securities we offer, the provisions of applicable law affecting the payment of distributions to shareholders and other factors. Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. The laws governing us and our subsidiaries generally prohibit the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent.

     Dissenters' Rights of Appraisal and Payment. Under the Business Corporation Act of the Republic of the Marshall Islands, or BCA, our shareholders have the right to dissent from various corporate actions, including any merger or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of the articles, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the circuit court in the judicial circuit in the Marshall Islands in which our Marshall Islands office is situated. The value of the shares of the dissenting shareholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

     Shareholders' Derivative Actions. Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

     Anti-takeover Provisions of our Charter Documents. Several provisions of our articles of incorporation and by-laws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

     Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 20,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors

     Our articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay shareholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Election and Removal of Directors

     Our articles of incorporation prohibit cumulative voting in the election of directors. Our by-laws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

     Our articles of incorporation and our by-laws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our articles of incorporation and our by-laws provide that, subject to certain exceptions, only our board of directors may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

                         DESCRIPTION OF PREFERRED SHARES

     The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares are authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our ordinary shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our ordinary shares.

                             DESCRIPTION OF WARRANTS

     We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

     o    the title of such warrants;

     o    the aggregate number of such warrants;

     o    the price or prices at which such warrants will be issued;

     o the currency or currencies, in which the price of such warrants will be payable;

     o the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

     o the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

     o the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     o if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

     o if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

     o if applicable, the date on and after which such warrants and the related securities will be separately transferable;

     o    information with respect to book-entry procedures, if any;

     o if applicable, a discussion of any material United States Federal income tax considerations; and

     o any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                         DESCRIPTION OF DEBT SECURITIES

     In this section, references to "holders" mean those who own debt securities registered in their own names on the books that TOP Tankers Inc. or the indenture trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Global Securities."

General

     The debt securities offered by this prospectus will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an indenture and collectively as the indentures. The indenture trustee under each of the senior debt indenture and the subordinated debt indenture will be Manufacturers and Traders Trust Company. We have filed the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in "Where You Can Find More Information", or by contacting the applicable indenture trustee.

     The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

     The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.

Information in the Prospectus Supplement

     The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

     o    the title or designation;

     o    whether the debt is senior or subordinated;

     o whether the debt is guaranteed by our subsidiaries and whether those guarantees are secured and, if so, the collateral securing the guarantees;

     o    the aggregate principal amount offered and authorized denominations;

     o    the initial public offering price;

     o    the maturity date or dates;

     o any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

     o whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

     o if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

     o if the debt securities are floating rate debt securities, the method of calculating the interest rate;

     o if the debt securities are original issue discount debt securities, their yield to maturity;

     o the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

     o if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

     o    any provisions for the payment of additional amounts for taxes;

     o the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

     o whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

     o the terms and conditions on which the debt securities may be redeemed at the option of the Company;

     o any obligation of the Company to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

     o the names and duties of any co-indenture trustees, depositaries, authentication agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

     o any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

     o the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries' debt;

     o if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

     o    the place where we will pay principal and interest;

     o additional provisions, if any, relating to the defeasance of the debt securities;

     o    any United States federal income tax consequences, if material;

     o    the dates on which premium, if any, will be paid;

     o our right, if any, to defer payment of interest and the maximum length of this deferral period;

     o    any listing of the debt securities on a securities exchange; and

     o    any other specific terms of the debt securities.

     We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under "Global Securities."

Senior Debt

     We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

     We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

     In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

     If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

     Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

     Senior debt means:

     o the principal, premium, if any, interest and any other amounts owing in respect of indebtedness of the Company and/or of our subsidiaries that may guarantee our debt for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

     o    all capitalized lease obligations;

     o    all hedging obligations;

     o    all obligations representing the deferred purchase price of property;
          and

     o all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

     but senior debt does not include:

     o    subordinated debt securities;

     o    any subsidiary guarantees of the subordinated debt securities; and

     o any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

     Amalgamation and Sale of Assets. We may not, in a single transaction or a series of related transactions:

     o consolidate, amalgamate or merge with or into any other person or permit any other person to consolidate, amalgamate or merge with or into us; or

     o directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

     unless, in either such case:

     o in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, Bermuda, the Republic of Liberia, the Republic of Cyprus, the Republic of Malta, the Republic of Panama, the Republic of the Marshall Islands, a member state of the European Union or any other country recognized by the United States, and which expressly assumes, by a supplemental indenture executed and delivered to the indenture trustee in a form reasonably satisfactory to the indenture trustee, all of our obligations under the indenture;

     o immediately before and after giving effect to the transaction, no default on the debt securities exists; and

     o an officer's certificate and an opinion of counsel setting forth certain statements are delivered to the indenture trustee.

     Amalgamation and Sale of Assets by our subsidiaries that may guarantee our debt securities. Where the terms of any debt securities we may issue provide, no subsidiary that guarantees our debt may:

     o consolidate or amalgamate or merge with or into any other person (other than us or another subsidiary that guarantees our debt); or

     o directly or indirectly transfer, sell, lease or otherwise dispose of its properties and assets substantially as an entirety to any other person (other than to us or to another subsidiary that guarantees our debt), unless, in either such case:

     o the entity formed by such consolidation or into which such subsidiary amalgamates or merges, or which acquires by transfer, sale or lease the properties and assets of such subsidiary substantially as an entirety, is organized under the laws of the United States or any state thereof or the District of Columbia, Bermuda, the Republic of Liberia, the Republic of Cyprus, the Republic of Malta, the Republic of Panama, the Republic of the Marshall Islands, a member state of the European Union or any other country recognized by the United States, and which expressly assumes, by a supplemental indenture executed and delivered to the indenture trustee in a form reasonably satisfactory to the indenture trustee, all of such subisidiary's obligations under the indenture;

     o immediately before and after giving effect to the transaction, no default on the debt securities exists; and

     o an officer's certificate and an opinion of counsel setting forth certain statements are delivered to the indenture trustee.

     Other Covenants. In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement, limiting or restricting, among other things:

     o    our ability to incur indebtedness;

     o our ability to pay dividends and to repurchase or redeem our capital stock;

     o our ability to create dividend and other payment restrictions affecting our subsidiaries;

     o    mergers and consolidations by us;

     o    sales of assets by us;

     o    our ability to enter into transactions with affiliates;

     o    our ability to incur liens; and

     o    our ability to enter into sale and leaseback transactions.

Modification of the Indentures

     Under the indentures, we and the relevant indenture trustee may amend the indentures, without the consent of any holder of the debt securities to:

     o    cure ambiguities, defects or inconsistencies;

     o comply with the covenant described under "Amalgamation and Sale of Assets";

     o add to our covenants or to those of our subsidiaries who may guarantee the debt securities for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us or our subsidiaries;

     o add any additional events of default for the benefit of the holders of all or a series of debt securities;

     o    establish the form or terms of debt securities of any series;

     o provide for uncertificated debt securities in addition to or in place of certificated debt securities;

     o    add additional guarantors of the debt securities;

     o    secure the debt securities;

     o to evidence the succession of another person to the Company and the assumption of the covenants in the indentures and in the debt securities by such successor;

     o    to make provisions with respect to conversion rights, if any;

     o to add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;

     o    appoint a successor indenture trustee under either indenture;

     o add to, change or eliminate any provision of the indentures so long as such addition, change or elimination does not affect the rights of the holders; or

     o to conform any provision of the indentures to the "Description of Debt Securities" contained in this prospectus or any similar provision in any prospectus supplement relating to an offer of debt securities under the indentures.

     We and the indenture trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

     o    extend the fixed maturity of any such debt securities;

     o reduce the rate or change the time of payment of interest on such debt securities;

     o reduce the principal amount of such securities or the premium, if any, on such debt securities;

     o    change or waive the redemption provisions of such debt securities;

     o    change any obligation of ours to pay additional amounts;

     o    change any obligation of ours to maintain an office or agency;

     o reduce the amount of the principal payable on acceleration of any debt securities issued originally at a discount;

     o    adversely affect the ranking on such debt securities;

     o    adversely affect the right, if any, to convert such debt securities;

     o adversely affect the right of repayment or repurchase at the option of the holder;

     o    reduce or postpone any sinking fund or similar provision;

     o change the currency or currency unit in which any such debt securities are payable or the right of selection thereof;

     o impair the right to sue for the enforcement of any payment on such debt securities;

     o reduce the percentage of debt securities of a series whose holders need to consent to the modification or a waiver; or

     o with respect to subordinated debt securities, modify or change any provisions of the indenture or the related definitions affecting the subordination or ranking of any debt securities or any guarantees of our subsidiaries, in a manner which adversely affects the holders.

Defaults

     Each indenture provides that events of default regarding any series of debt securities will be:

     o our failure to pay required interest on any debt security of such series for 30 days;

     o our failure to pay principal or premium, if any, on any debt security of such series when due;

     o our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

     o our failure to perform for 30 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series;

     o a breach by us, or by our subsidiaries that may guarantee our debt securities, of the covenant with respect to amalgamation and sale of assets;

     o our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of a specified amount;

     o a finding that a guarantee of our debt securities by any of our subsidiaries is unenforceable or invalid; and

     o    certain events of bankruptcy or insolvency, whether voluntary or not.

     If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the indenture trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the indenture trustee. We are required to file annually with the indenture trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

     No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

     Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the indenture trustee under the indentures and to waive past defaults regarding such series. The indenture trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the indenture trustee reasonable security or indemnity.

     If an event of default occurs and is continuing regarding a series of debt securities, the indenture trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

     Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the indenture trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the indenture trustee for taking such action, and the indenture trustee must have failed to institute any proceeding within 60 days after receiving such request and offer of indemnity. These limitations do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any, and the right to convert such debt security, if applicable.

Subsidiary Guarantees

     Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Defeasance

     After we have deposited with the indenture trustee cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for Federal income tax purposes, we may elect to have our obligations and those of any guarantors of our obligations under the applicable indenture and any guarantees discharged with respect to the outstanding debt securities of any series ("defeasance and discharge"). Defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:

     o the rights of holders of the debt securities to receive principal, interest and any premium when due;

     o our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

     o the rights, powers, trusts, duties and immunities of the indenture trustee; and

     o    the defeasance provisions of the indenture.

     Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture ("covenant defeasance"). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under "Events of Default" will no longer constitute an event of default for that series.

Global Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

     We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

     Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

     So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

     The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in an applicable subsequent filings, payments of principal, premium and interest on debt securities represented by global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

     We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

     Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

     o the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility,

     o we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities, or

     o there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

     Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

     In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating institutions deposit with DTC. DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.

     To facilitate subsequent transfers, the debt securities may be registered in the name of DTC's nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

     Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institutions to whose accounts the debt securities are credited on the record date.

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

     To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

     DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

     We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Governing Law

     Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

Consent to Jurisdiction and Service

     The indentures provide that we and each of our subsidiaries that guaranty our debt securities will appoint Seward & Kissel LLP as their agent for actions arising out of or relating to the applicable indenture, the debt securities or the related guarantees brought under Federal or state securities laws in any Federal or state court located in New York, New York and will submit to such jurisdiction. If for any reason Seward & Kissel LLP is unable to serve in such capacity, we will appoint another agent reasonably satisfactory to the indenture trustee.

Payment and Paying Agents

     Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office or agency of the indenture trustee in New York, New York. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office or agency of the indenture trustee in New York, New York, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.

Transfer and Exchange

     The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office or agency of the indenture trustee in New York, New York. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

                        DESCRIPTION OF PURCHASE CONTRACTS

     We may issue purchase contracts for the purchase or sale of:

     o debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

     o    currencies; or

     o    commodities.

     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

     The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

                              DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

     o the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

     o    a description of the terms of any unit agreement governing the units;
          and

     o a description of the provisions for the payment, settlement, transfer or exchange or the units.

                                    EXPENSES

     The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.

                        SEC registration fee                         $   37,978
                        Blue sky fees and expenses                   $    7,500
                        Printing and engraving expenses              $  150,000
                        Legal fees and expenses                      $  180,000
                        Rating agency fees                           $  100,000
                        Accounting fees and expenses                 $  150,000
                        Indenture trustee fees and experts           $   35,000
                        Transfer agent and registrar                 $   20,000
                        Miscellaneous                                $   75,000
                                                                      ---------

                        Total                                        $  755,478
                                                                      =========

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and Marshall Islands law.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2004, filed with the SEC on June 28, 2005 and any amendments thereto, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

Government Filings

     We file annual and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the public reference facilities maintained by the Commission at 100 Fifth Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our SEC filings are also available on our website at http://www.toptankers.com.

Information Incorporated by Reference

     The SEC allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

     We incorporate by reference our Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the SEC on June 28, 2005, and amended on June 30, 2005, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed. We also incorporate by reference the reports of our 2005 first quarter results, filed with the SEC on Form 6-K on April 27, 2005. Additionally, we incorporate by reference any future filings we will make with the SEC under the Securities Exchange Act if such filings state that they are incorporated by reference into this prospectus, until we file a post-effective amendment indicating that the offering of securities made by this prospectus has been completed.

     You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

           TOP Tankers Inc.
           Attn: Eirini Alexandropoulou
           109-111 Messogion Avenue
           Politia Centre
           Athens 115 26 GR
           (011) (30) 210 69 78 000 http://www.toptankers.com

Information Provided by the Company

     We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq National Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

                        --------------------------------

Item 8. Indemnification of Directors and Officers.

     (1) The By-Laws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by
          Section 60 of the Business Corporation Act of the Republic of The Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

     Indemnification of directors and officers.

     (1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

     (2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

     (5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9. Exhibits

   Exhibit
    Number         Description
    ------         -----------

     1.1           Underwriting Agreement (for equity securities)*

     1.2           Underwriting Agreement (for debt securities)*

     4.1           Form of Common Stock Certificate+

     4.2           Preferred Share Certificate*

     4.3           Debt Securities Indenture (senior indenture)

     4.4           Debt Securities Indenture (subordinated indenture)

     5.1 Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to TOP Tankers Inc. (the "Company") as to the validity of the common stock, preferred stock, debt securities, warrants, purchase contracts and units

     5.2 Opinion of Seward & Kissel LLP, with respect to certain tax matters*

     12.1          Computation of ratio of earnings to fixed charges

     23.1          Consent of Seward & Kissel LLP (included in Exhibit 5.1)

     23.2          Consent of Ernst & Young (Hellas) Certified Auditors
                   Accountants S.A.

     24            Power of Attorney (contained in signature page)

     25.1          T-1 Statement of Eligibility (senior indenture)

     25.2          T-1 Statement of Eligibility (subordinated indenture)

* To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

+ Incorporated herein by reference to Exhibit 4 in the Registration Statement of TOP Tankers Inc. filed July 21, 2004 on Form F-1, Registration No. 333-117213.

Item 10. Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        TOP TANKERS INC.


                                        /s/ EVANGELOS J. PISTIOLIS
                                        -------------------------------
                                        By: Evangelos J. Pistiolis
                                        Title: Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evangelos J. Pistiolis, Stamatios
N. Tsantanis, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on August 1, 2005 in the capacities indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ EVANGELOS J. PISTIOLIS   Director, President and Chief        August 1, 2005
--------------------------   Executive Officer
Evangelos J. Pistiolis       (Principal Executive Officer)


/s/ THOMAS F. JACKSON        Director and Chairman of the         August 1, 2005
-----------------------      Board
Thomas F. Jackson


/s/ STAMATIOS N. TSANTANIS   Director and Chief Financial         August 1, 2005
--------------------------   Officer(Principal Financial
Stamatios N. Tsantanis       Officer and Principal
                             Accounting Officer)


/s/ VANGELIS G. IKONOMOU     Director and Executive Vice          August 1, 2005
------------------------     President
Vangelis G. Ikonomou


/s/ MICHAEL G. DOCHERTY      Director                             August 1, 2005
-----------------------
Michael G. Docherty


/s/ CHRISTOPHER J. THOMAS    Director                             August 1, 2005
-------------------------
Christopher J. Thomas


/s/ ROY GIBBS                Director                             August 1, 2005
-----------------------
Roy Gibbs


/s/ EIRINI ALEXANDROPOULOU   Corporate Secretary                  August 1, 2005
--------------------------
Eirini Alexandropoulou

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        TOP TANKER MANAGEMENT INC.


                                        By  /s/ GEORGE VRONTAKIS
                                            ---------------------------
                                            Name: George Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ GEORGE VRONTAKIS         President and Director               August 1, 2005
-----------------------
George Vrontakis


/s/ SMARO ZOULIA             Vice President and Director          August 1, 2005
-----------------------
Smaro Zoulia


/s/ ANNITA HADJIPASCHALI     Treasurer, Secretary and             August 1, 2005
------------------------     Director
Annita Hadjipaschali

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        TOP TANKERS (UK) LIMITED


                                        By  /s/ George Economou
                                            ---------------------------
                                            Name: George Economou
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ GEORGE ECONOMOU          Director                             August 1, 2005
------------------------
George Economou


/s/ ANNITA HADJIPASCHALI     Director                             August 1, 2005
------------------------
Annita Hadjipaschali

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        VERMIO SHIPPING COMPANY LIMITED


                                        By  /s/ PETROS VRONTAKIS
                                            ---------------------------
                                            Name: Petros Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ PETROS VRONTAKIS         President, Treasurer and             August 1, 2005
------------------------     Director
Petros Vrontakis


/s/ SMARO ZOULIA             Vice President, Secretary            August 1, 2005
------------------------     and Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        RUPEL SHIPPING COMPANY INC.


                                        By  /s/ PETROS VRONTAKIS
                                            ---------------------------
                                            Name: Petros Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ PETROS VRONTAKIS         President and Director               August 1, 2005
------------------------
Petros Vrontakis


/s/ SMARO ZOULIA             Vice President and Director          August 1, 2005
------------------------
Smaro Zoulia


/s/ ANNITA HADJIPASCHALI     Treasurer, Secretary and             August 1, 2005
------------------------     Director
Annita Hadjipaschali

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        GRAMOS SHIPPING COMPANY INC.


                                        By  /s/ PETROS VRONTAKIS
                                            ---------------------------
                                            Name: Petros Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ PETROS VRONTAKIS         President and Director               August 1, 2005
------------------------
Petros Vrontakis


/s/ SMARO ZOULIA             Vice President and Director          August 1, 2005
------------------------
Smaro Zoulia


/s/ ANNITA HADJIPASCHALI     Treasurer, Secretary and             August 1, 2005
------------------------     Director
Annita Hadjipaschali

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        OLYMPOS SHIPPING COMPANY LIMITED


                                        By  /s/ PETROS VRONTAKIS
                                            ---------------------------
                                            Name: Petros Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                               ----


/s/ PETROS VRONTAKIS         President and Director               August 1, 2005
------------------------
Petros Vrontakis


/s/ ANNITA HADJIPASCHALI     Vice President and Director          August 1, 2005
------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Treasurer, Secretary and             August 1, 2005
------------------------     Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        HELIDONA SHIPPING COMPANY
                                        LIMITED


                                        By  /s/ PETROS VRONTAKIS
                                            ---------------------------
                                            Name: Petros Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                          Date
---------                    -----                          ----


/s/ PETROS VRONTAKIS         President and Director               August 1, 2005
--------------------------
Petros Vrontakis


/s/ ANNITA HADJIPASCHALI     Vice President and Director          August 1, 2005
--------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Treasurer, Secretary and             August 1, 2005
--------------------------   Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        KALIDROMO SHIPPING COMPANY
                                        LIMITED


                                        By  /s/ PETROS VRONTAKIS
                                            ---------------------------
                                            Name: Petros Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ PETROS VRONTAKIS         President and Director               August 1, 2005
--------------------------
Petros Vrontakis


/s/ ANNITA HADJIPASCHALI     Vice President and Director          August 1, 2005
--------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Treasurer, Secretary and             August 1, 2005
--------------------------   Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        MYTIKAS SHIPPING COMPANY LIMITED


                                        By  /s/ ANNITA HADJIPASCHALI
                                            ---------------------------
                                            Name: Annita Hadjipaschali
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ ANNITA HADJIPASCHALI     President and Director               August 1, 2005
------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Vice President and Director          August 1, 2005
------------------------
Smaro Zoulia


/s/ GEORGE VRONTAKIS         Treasurer, Secretary and             August 1, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        LITOCHORO SHIPPING COMPANY
                                        LIMITED


                                        By  /s/ ANNITA HADJIPASCHALI
                                            ---------------------------
                                            Name: Annita Hadjipaschali
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                                Date
---------                    -----                                ----

/s/ ANNITA HADJIPASCHALI     President and Director               August 1, 2005
------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Vice President and Director          August 1, 2005
------------------------
Smaro Zoulia


/s/ GEORGE VRONTAKIS         Treasurer, Secretary and             August 1, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        KISAVOS SHIPPING COMPANY LIMITED


                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ SMARO ZOULIA             President and Director               August 1, 2005
------------------------
Smaro Zoulia


/s/ STYLIANOS GIAMANIS       Vice President and Director          August 1, 2005
------------------------
Stylianos Giamanis


/s/ GEORGE VRONTAKIS         Treasurer, Secretary and             August 1, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        PARNIS SHIPPING COMPANY LIMITED


                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ SMARO ZOULIA             President and Director               August 1, 2005
------------------------
Smaro Zoulia


/s/ STYLIANOS GIAMANIS       Vice President and Director          August 1, 2005
------------------------
Stylianos Giamanis


/s/ GEORGE VRONTAKIS         Treasurer, Secretary and             August 1, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        IMITOS SHIPPING COMPANY LIMITED


                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ SMARO ZOULIA             President and Director               August 1, 2005
------------------------
Smaro Zoulia


/s/ STYLIANOS GIAMANIS       Vice President and Director          August 1, 2005
------------------------
Stylianos Giamanis


/s/ GEORGE VRONTAKIS         Treasurer, Secretary and             August 1, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        FALAKRO SHIPPING COMPANY LIMITED


                                        By  /s/ GEORGE VRONTAKIS
                                            ---------------------------
                                            Name: George Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ GEORGE VRONTAKIS         President and Director               August 1, 2005
------------------------
George Vrontakis


/s/ ANNITA HADJIPASCHALI     Vice President and Director          August 1, 2005
------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Treasurer, Secretary and             August 1, 2005
------------------------     Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        PSILORITIS SHIPPING COMPANY
                                        LIMITED


                                        By  /s/ GEORGE VRONTAKIS
                                            ---------------------------
                                            Name: George Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ GEORGE VRONTAKIS         President and Director               August 1, 2005
------------------------
George Vrontakis


/s/ ANNITA HADJIPASCHALI     Vice President and Director          August 1, 2005
------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Treasurer, Secretary and             August 1, 2005
------------------------     Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        PYLIO SHIPPING COMPANY LIMITED


                                        By  /s/ GEORGE VRONTAKIS
                                            ---------------------------
                                            Name: George Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ GEORGE VRONTAKIS         President and Director               August 1, 2005
------------------------
George Vrontakis


/s/ ANNITA HADJIPASCHALI     Vice President and Director          August 1, 2005
------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Treasurer, Secretary and             August 1, 2005
------------------------     Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        IDI SHIPPING COMPANY LIMITED


                                        By  /s/ GEORGE VRONTAKIS
                                            ---------------------------
                                            Name: George Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ GEORGE VRONTAKIS         President and Director               August 1, 2005
------------------------
George Vrontakis


/s/ ANNITA HADJIPASCHALI     Vice President and Director          August 1, 2005
------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Treasurer, Secretary and             August 1, 2005
------------------------     Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        TAYGETUS SHIPPING COMPANY
                                        LIMITED


                                        By  /s/ GEORGE VRONTAKIS
                                            ---------------------------
                                            Name: George Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ GEORGE VRONTAKIS         President and Director               August 1, 2005
------------------------
George Vrontakis


/s/ ANNITA HADJIPASCHALI     Vice President and Director          August 1, 2005
------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Treasurer, Secretary and             August 1, 2005
------------------------     Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        VITSI SHIPPING COMPANY LIMITED


                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ SMARO ZOULIA             President and Director               August 1, 2005
------------------------
Smaro Zoulia


/s/ STYLIANOS GIAMANIS       Vice President and Director          August 1, 2005
------------------------
Stylianos Giamanis


/s/ GEORGE VRONTAKIS         Treasurer, Secretary and             August 1, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        PARNASOS SHIPPING COMPANY
                                        LIMITED


                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ SMARO ZOULIA             President and Director               August 1, 2005
------------------------
Smaro Zoulia


/s/ STYLIANOS GIAMANIS       Vice President and Director          August 1, 2005
------------------------
Stylianos Giamanis


/s/ GEORGE VRONTAKIS         Treasurer, Secretary and             August 1, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        PAGEON SHIPPING COMPANY LIMITED


                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ SMARO ZOULIA             Director                             August 1, 2005
---------------------------
Smaro Zoulia


/s/ GEORGE VRONTAKIS         Director                             August 1, 2005
---------------------------
George Vrontakis


/s/ CYPROSERVUS CO. LIMITED  Secretary                            August 1, 2005
---------------------------
Cyproservus Co. Limited

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        VARDOUSIA SHIPPING COMPANY
                                        LIMITED


                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ SMARO ZOULIA             Director                             August 1, 2005
---------------------------
Smaro Zoulia


/s/ GEORGE VRONTAKIS         Director                             August 1, 2005
---------------------------
George Vrontakis


/s/ CYPROSERVUS CO. LIMITED  Secretary                            August 1, 2005
---------------------------
Cyproservus Co. Limited

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        PARNON SHIPPING COMPANY LIMITED


                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ SMARO ZOULIA             Director                             August 1, 2005
---------------------------
Smaro Zoulia


/s/ GEORGE VRONTAKIS         Director                             August 1, 2005
---------------------------
George Vrontakis


/s/ CYPROSERVUS CO. LIMITED  Secretary                            August 1, 2005
---------------------------
Cyproservus Co. Limited

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        MENALO SHIPPING COMPANY LIMITED


                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ SMARO ZOULIA             Director                             August 1, 2005
---------------------------
Smaro Zoulia


/s/ GEORGE VRONTAKIS         Director                             August 1, 2005
---------------------------
George Vrontakis


/s/ CYPROSERVUS CO. LIMITED  Secretary                            August 1, 2005
---------------------------
Cyproservus Co. Limited

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        PINTOS SHIPPING COMPANY LIMITED


                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ SMARO ZOULIA             Director                             August 1, 2005
---------------------------
Smaro Zoulia


/s/ GEORGE VRONTAKIS         Director                             August 1, 2005
---------------------------
George Vrontakis


/s/ CYPROSERVUS CO. LIMITED  Secretary                            August 1, 2005
---------------------------
Cyproservus Co. Limited

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        AGION OROS SHIPPING COMPANY
                                        LIMITED


                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ SMARO ZOULIA             President and Director               August 1, 2005
------------------------
Smaro Zoulia


/s/ ANNITA HADJIPASCHALI     Vice President and Director          August 1, 2005
------------------------
Annita Hadjipaschali


/s/ GEORGE VRONTAKIS         Treasurer, Secretary and             August 1, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        GIONA SHIPPING COMPANY LIMITED


                                        By  /s/ ANNITA HADJIPASCHALI
                                            ---------------------------
                                            Name: Annita Hadjipaschali
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----


/s/ ANNITA HADJIPASCHALI     President and Director               August 1, 2005
------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Vice President and Director          August 1, 2005
------------------------
Smaro Zoulia


/s/ GEORGE VRONTAKIS         Treasurer, Secretary and             August 1, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        LEFKA SHIPPING COMPANY LIMITED


                                        By  /s/ ANNITA HADJIPASCHALI
                                            ---------------------------
                                            Name: Annita Hadjipaschali
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                               ----


/s/ ANNITA HADJIPASCHALI     President and Director               August 1, 2005
------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Vice President and Director          August 1, 2005
------------------------
Smaro Zoulia


/s/ GEORGE VRONTAKIS         Treasurer, Secretary and             August 1, 2005
--------------------------   Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2005.

                                        AGRAFA SHIPPING COMPANY LIMITED


                                        By  /s/ ANNITA HADJIPASCHALI
                                            ---------------------------
                                            Name: Annita Hadjipaschali
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                               ----


/s/ ANNITA HADJIPASCHALI     President and Director               August 1, 2005
------------------------
Annita Hadjipaschali


/s/ SMARO ZOULIA             Vice President and Director          August 1, 2005
------------------------
Smaro Zoulia


/s/ GEORGE VRONTAKIS         Treasurer, Secretary and             August 1, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 1, 2005.


                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

  Exhibits
    Filed                          DESCRIPTION
  Herewith                         -----------
  --------

                             Description of Exhibits
                             -----------------------

     4.3       Debt Securities Indenture (senior indenture)

     4.4       Debt Securities Indenture (subordinated indenture)

     5.1 Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to TOP Tankers Inc. (the "Company") as to the validity of the common stock, preferred stock, debt securities, warrants, purchase contracts and units

     12.1      Computation of ratio of earnings to fixed charges

     23.1      Consent of Seward & Kissel LLP (included in Exhibit 5.1)

     23.2      Consent of Ernst & Young (Hellas) Certified Auditors Accountants
               S.A.

     24        Power of Attorney (contained on signature page)

     25.1      T-1 Statement of Eligibility (senior indenture)

     25.2      T-1 Statement of Eligibility (subordinated indenture)

23116.0001 #586019v3